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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITOR'S CONSENT

THE BOARD OF DIRECTORS
CAPROCK COMMUNICATIONS CORP.
(FORMERLY IWL HOLDINGS CORP.):


We consent to incorporation by reference in the Registration Statements (No. 333-67017 and 333-57365) on Form S-8 and Post effective Amendment No. 1 on Form S-8 to Form S-4, respectively, of CapRock Communications Corp. (formerly IWL Holdings Corp.) of our report dated February 19, 1999, relating to the consolidated balance sheets of CapRock Communications Corp. and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of CapRock Communications Corp. (formerly IWL Holdings Corp.).


                                        KPMG LLP


Dallas, Texas
March 25, 1999